UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2011

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective as of May 13, 2011, Cynthia M. Morrison tendered her resignation as Chief Accountant and Corporate Controller of Employers Holdings, Inc. (the “Company”). Ms. Morrison will remain with the Company as Senior Vice President to complete several significant finance-related initiatives.

(c)

On May 13, 2011, the Company appointed Gretchen Hofeling to serve as Vice President, Corporate Controller. Ms. Hofeling, age 34, has served as Vice President of Finance of the Company since the Company’s acquisition of AmCOMP Incorporated (“AmCOMP”) in October 2008. Ms. Hofeling joined AmCOMP in August 2005 as Assistant Vice President of Finance and was promoted to Vice President of Finance in October 2006. Prior to joining AmCOMP, Ms. Hofeling worked for Ernst & Young LLP as an audit manager. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Hofeling received a Bachelor of Science degree in Accounting and a Master of Professional Accountancy degree from the University of Utah.

There are no family relationships between Ms. Hofeling and any director or officer of the Company. Ms. Hofeling does not have a direct or indirect material interest in any transaction or currently proposed transaction in which the Company was or is to be a party in which the amount involved exceeds $120,000.

Attached as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Section 8 – Other Information

Item 8.01.	Other Events.

On May 13, 2011, the Company announced that Mark Hogle has been appointed as Senior Vice President, Regional Manager for the Eastern Region. Attached as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

99.1      Employers Holdings, Inc. press release, dated May 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: May 13, 2011

Exhibit Index

Exhibit No.	Description
99.1	Employers Holdings, Inc. press release, dated May 13, 2011.